UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 13, 2022 (September 8, 2022)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02Unregistered Sales of Equity Securities.

The information included under Item 5.03 is incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2022, the Articles of Association of Transocean Ltd. (“Transocean”) were amended (as amended, the “Articles of Association”) to reflect changes in Transocean’s total issued share capital resulting from the issuance of 43,000,000 Transocean shares (the “Treasury Shares”) to one of Transocean’s wholly-owned subsidiaries at par value for a total consideration of CHF 4,300,000. The issuance of the Treasury Shares is exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering. Transocean’s Articles of Association now reflect a share capital of CHF 79,724,407.20 divided into 797,244,072 fully paid registered shares.

The foregoing description of the Articles of Association does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Association, a copy of which is filed herewith as Exhibit 3.1, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 13, 2022, Transocean announced that it executed privately negotiated exchange and purchase agreements relating to certain of the 0.50% Exchangeable Senior Bonds due 2023 (the “Existing Exchangeable Bonds”) and certain of the 7.25% Senior Notes due 2025 (the “2025 Priority Guaranteed Notes”) issued by Transocean Inc., Transocean’s wholly-owned subsidiary.

Pursuant to the exchange and purchase agreements, Transocean Inc. agreed to exchange (a) approximately $73.0 million aggregate principal amount of its Existing Exchangeable Bonds for (i) approximately $73.0 million aggregate principal amount of new 4.625% Senior Guaranteed Exchangeable Bonds due 2029 (the “New Exchangeable Bonds”) to be issued by Transocean Inc. and (ii) warrants (the “Warrants”) to subscribe for Transocean shares, CHF 0.10 per share (the “Warrant Shares”), equal to 31.5% of the aggregate number of Transocean shares underlying such New Exchangeable Bonds, and (b) approximately $43.3 million aggregate principal amount of its 2025 Priority Guaranteed Notes for approximately $38.9 million aggregate principal amount of New Exchangeable Bonds. In addition, pursuant to the exchange and purchase agreements, Transocean Inc. agreed to sell approximately $188.1 million aggregate principal amount of new and additional New Exchangeable Bonds (the “Additional Bonds”) and issue new and additional Warrants to subscribe for Warrant Shares (the “Additional Warrants,” together with the Additional Bonds, the “Additional Securities”) equal to 28.3% of the aggregate number of Transocean shares underlying such New Exchangeable Bonds.

Transocean intends to use the proceeds from the sale of the Additional Securities (i) to repurchase approximately $13.8 million in outstanding principal of the 2025 Priority Guaranteed Notes for approximately $11.7 million plus accrued and unpaid interest and (ii) for general corporate purposes, which may include the repurchase of additional debt securities of Transocean Inc., capital expenditures and working capital.

As a result of the transactions contemplated by the exchange and purchase agreements and after giving effect to the expected use of proceeds described above, Transocean will have outstanding $300.0 million aggregate principal amount of New Exchangeable Bonds and Warrants to purchase an aggregate number of Transocean shares equal to approximately 25.4% of the aggregate number of shares underlying the New Exchangeable Bonds. In addition, Transocean will have retired approximately $73.0 million in outstanding principal of Existing Exchangeable Bonds and approximately $57.1 million in outstanding principal of 2025 Priority Guaranteed Notes.

A copy of Transocean’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

3.1	Articles of Association of Transocean Ltd.
99.1	Transocean Ltd. Announces Private Exchange and Purchase of Certain Existing Securities and Issuance of New Exchangeable Bonds and Warrants
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: September 13, 2022	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person